Exh 10.9I

                     EIGHTH AMENDMENT TO OPERATING AGREEMENT

      This EIGHTH AMENDMENT TO OPERATING AGREEMENT is made and entered into this 29th day of April, 1994, between DUBUQUE RACING ASSOCIATION, LTD., an Iowa nonprofit corporation, (hereinafter referred to as "DRA") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company, (hereinafter referred to as "Greater Dubuque").

      RECITALS:

      A. On February 22, 1993, DRA and Greater Dubuque signed an operating Agreement setting forth their respective rights, duties and obligations with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code. Amendments to said Operating Agreement were signed on February 22, 1993, March 4, 1993, March 11, 1993, April 9, 1993, November 29, 1993, and April 6, 1994
amending said Operating Agreement.

      B. DRA and Greater Dubuque have jointly agreed to further amend and modify the terms of the Operating Agreement, as previously amended, referred to in Recital A above.

      NOW, THEREFORE, IT IS AGREED that the February 22, 1993 Operating Agreement, as previously amended, is further amended as follows:

      1.    Paragraph 4(a)(3) is amended to read as follows:

      For each April 1 - March 31 excursion season, beginning with the excursion season ending March 31, 1994, the minimum payment to DRA under subparagraphs (a) (1) [if applicable] and (a)(2) above shall be $1,000,000. Any amount required to satisfy the minimum shall be payable by Greater Dubuque within 15 days after the end of each April 1 - March 31 excursion season, subject to an exception for the April 1, 1993 - March 31, 1994 excursion season as set forth below.

      The minimum payment to DRA under this subparagraph, as set forth above, shall be reduced for any April 1 - March 31 excursion season, including the initial excursion season ending March 31, 1994, during which:

      (A) Either excursion boat gambling or a land-based slot or casino operation is carried on by an operator licensee under the laws of Illinois and/or Wisconsin; and

      (B) The Illinois and/or Wisconsin licensed operator is a business entity other than Greater Dubuque or a corporation or business entity owned or controlled by Greater Dubuque, even though Greater Dubuque or a corporation or business entity owned or controlled by Greater Dubuque is also an Illinois and/or Wisconsin licensed operator carrying on excursion boat gambling or land-based slot or casino operations under the laws of Illinois and/or Wisconsin at locations other than Jo Daviess County, Illinois and Grant County, Wisconsin; and

      (C) The Illinois and/or Wisconsin licensed operator maintains an excursion boat gambling dock site in Jo Daviess County, Illinois and/or Grant County, Wisconsin or, in the case of land-based slot or casino operations, carries on said operations in Jo Daviess County, Illinois and/or Grant County, Wisconsin; and

      (D) The Illinois and/or Wisconsin licensed operator conducts either excursion boat gambling or a land-based slot or casino operation from Jo Daviess County, Illinois and/or Grant County, Wisconsin during the period from May 1 through October 31.

      If all of the above conditions exist, the $1,000,000 payment otherwise guaranteed by Greater Dubuque to DRA shall be reduced by $83,333.33 for each full calendar month that the Illinois and/or Wisconsin licensed operator conducts excursion boat gambling or land-based slot or casino gambling from Jo Daviess County, Illinois and/or Grant County, Wisconsin, from May 1 through October 31.

      Notwithstanding the foregoing, the parties mutually agree that the $500,000.00 minimum payment owing to DRA for the April 1, 1993 - March 31, 1994 excursion season shall be due and payable as follows:

      (i) The unpaid principal amount from time to time owing shall draw and accrue interest at the rate of 5.15% per annum from and after May 1, 1994.

      (ii) Greater Dubuque shall make a principal payment to DRA of $125,000.00, plus interest, on each of the following dates:

                    October 1, 1994
                    April 1, 1995
                    October 1, 1995
                    April 1, 1996.

      (iii) Greater Dubuque may prepay the unpaid principal balance at any time without DRA's consent.


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

      The above payment schedule and terms shall be evidenced by a promissory note executed by Greater Dubuque, as maker, and payable to the order of DRA, as payee, and dated May 1, 1994.

      2. Paragraph 7 is amended by adding the following as a new subparagraph:

            In the event Greater Dubuque sells (subject to the foregoing conditions and restrictions) the excursion gambling boat or any of its furnishings and equipment, whether during the term of this Agreement or thereafter, it is agreed that any proceeds of sale shall first be applied to pay any and all obligations owing by Greater Dubuque to DRA, whether or not referred to in this Agreement. Such obligations shall include, but not be limited to, any amounts owing to DRA under paragraph 4 of this Agreement for any preceding period and for any unexpired term of this Operating Agreement or for any unexpired term of any renewal period. All such obligations owing by Greater Dubuque to DRA shall be paid from said proceeds of sale prior to the making of any distributions, loans or payments to investors or members of Greater Dubuque and also prior to the repayment by Greater Dubuque of any loans or other obligations owing to any investor, member or managing agent of Greater Dubuque.

      3. By reason of this Eighth Amendment to Operating Agreement, the Seventh Amendment to operating Agreement dated April 6, 1994 is hereby cancelled and superseded.

      Except as specifically amended above, all of the provisions of the February 22, 1993 Operating Agreement and existing Amendments thereto shall remain in full force and effect.

      Dated this 29th day of April, 1994.


                                    DUBUQUE RACING ASSOCIATION, LTD


                                    By /s/ Terry O. Harrmann
                                       ---------------------------------
                                       Terry O. Harrmann, President


                                    By /s/ Ronald A. Spillane
                                       ---------------------------------
                                       Ronald A. Spillane, Secretary


                                    GREATER DUBUQUE RIVERBOAT
                                    ENTERTAINMENT COMPANY, L.C.


                                    By /s/ Joseph P. Zwack
                                       ---------------------------------
                                       Joseph P. Zwack, Managing Member


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